NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JULY 26, 2000
GENERAL INFORMATION
ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
REPORT OF COMPENSATION COMMITTEE CONCERNING EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
COMPANY STOCK PERFORMANCE GRAPH
APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
OTHER MATTERS
SHAREHOLDERS’ PROPOSALS

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[ ] Preliminary Proxy Statement	[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement [ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

SHOPSMITH, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

      (2) Form, Schedule or Registration Statement No.:

      (3) Filing Party:

      (4) Date Filed:

SHOPSMITH, INC.

6530 Poe Avenue
Dayton, Ohio 45414

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JULY 26, 2000

      The Annual Meeting of Shareholders of Shopsmith, Inc. will be held at the offices of the Company, 6530 Poe Avenue, Dayton, Ohio at 9:30 a.m. on Wednesday, July 26, 2000 for the following purposes:

      1. To elect three directors to serve for a term of two years.

      2. To approve the appointment of independent public accountants for the Company.

      3. To transact such other business as may properly come before the meeting and any adjournment thereof.

      The Board of Directors has fixed the close of business on June 7, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.

      WE HOPE THAT YOU WILL BE ABLE TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

By Order of the Board of Directors

J. Michael Herr Secretary

Dayton, Ohio
June 22, 2000

SHOPSMITH, INC.

PROXY STATEMENT

June 22, 2000
Mailing Date

GENERAL INFORMATION

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Shopsmith, Inc., an Ohio corporation (the “Company”), of proxies to be used at the Annual Meeting of Shareholders to be held at the principal executive offices of the Company, 6530 Poe Avenue, Dayton, Ohio at 9:30 a.m. on Wednesday, July 26, 2000.

      The close of business on June 7, 2000 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. The Company has one class of shares outstanding, namely Common Shares, of which 2,605,233 were outstanding at the close of business on the record date. Each share entitles the holder thereof to one vote.

      All shares represented by properly executed proxies will be voted in accordance with the shareholder’s directions specified on the proxy. Unless otherwise directed by the giver of the proxy, all proxies will be voted for the election of Messrs. John R. Folkerth, J. Michael Herr and Edward A. Nicholson as directors of the Company; in favor of the approval of the appointment of Crowe, Chizek and Company, LLP as independent public accountants for the Company; and, at the discretion of the persons acting under the proxy, in the transaction of such other business as may properly come before the meeting and any adjournment thereof. A shareholder signing and returning a proxy has the power to revoke it at any time prior to its exercise by giving notice of revocation to the Company in writing or in open meeting, but without affecting any vote previously taken.

      Abstentions and broker non-votes will be included in the determination of the number of shares represented at the meeting, but will not count as votes in the election of directors. Abstentions and broker non-votes will have the effect of votes against the proposal to approve the Company’s independent public accountants.

ELECTION OF DIRECTORS

      The Board of Directors of the Company is divided into two classes of three directors. The term of office of each class is two years, and one class is elected at each Annual Meeting. Of the six Board positions, three make up the Class of 2000 (whose term of office expires at this Annual Meeting) and three make up the Class of 2001. At the 2000 Annual Meeting of Shareholders, three directors will be elected to the Class of 2002 and will hold office until the 2002 Annual Meeting of Shareholders. Since there are only two members of the Class of 2001, a vacancy exists in that class.

      Should any of the nominees for election as members of the Class of 2002 become unavailable for election, the proxies solicited hereby will be voted for a substitute nominee designated by the Board of Directors. Proxies cannot be voted for a greater number of persons than the nominees named in this proxy statement.

      Set forth below is information with respect to each nominee for election as a director and each director whose term of office continues after the 2000 Annual Meeting.

Class of 2002

Nominees to be Elected for a Term
      Expiring in 2002:

JOHN R. FOLKERTH, 67, is the founder and the President of the Company and has been a director and the Chief Executive Officer of the Company since 1972. Mr. Folkerth has also been Chairman of the Board since 1986.

J. MICHAEL HERR, 56, has been a director of the Company since 1975 and Secretary since 1985. Mr. Herr has been a member of the law firm of Thompson Hine & Flory LLP, Dayton, Ohio since 1989. Thompson Hine & Flory LLP serves as counsel to the Company.

EDWARD A. NICHOLSON, 60, has been a director of the Company since 1984. Dr. Nicholson has been the President of Robert Morris College in Coraopolis, Pennsylvania since 1989. Dr. Nicholson is also an independent management consultant.

Class of 2001

Directors Continuing in Office
      until 2001:

ROBERT L. FOLKERTH, 43, has been a director of the Company since November 1994 and its Vice President of Sales and Marketing since 1996. Mr. Folkerth was a Corporate Vice President, Finance, and Secretary of Digitron, Inc. from 1991 until 1996. Robert L. Folkerth is the son of John R. Folkerth.

BRADY L. SKINNER, 49, has been a director of the Company since 1995. Since January 1997, Mr. Skinner has been associated with the Dayton, Ohio-based accounting firm of Brady, Ware & Schoenfeld, Inc. Mr. Skinner was self-employed as an accountant from June 1996 through December 1996. From 1994 to June 1996, Mr. Skinner was an Audit Partner with the Dayton, Ohio-based accounting firm of Flagel, Huber, Flagel & Co. He was an Audit Partner in the accounting firm of Coopers and Lybrand L.L.P. from 1983 to 1994. He is also President of Ken Anderson Beverage Co.

      Directors are elected by a plurality of the votes cast. Under the statutes of Ohio, if any shareholder gives notice in writing to the President, a Vice President or the Secretary of the Company, not less than 48 hours before the time fixed for holding the Annual Meeting, that such shareholder desires the voting at the election of directors to be cumulative, an announcement of the giving of such notice will be made upon the convening of the meeting and thereupon each shareholder will have the right to cumulate his/her voting power in the election of directors. Under cumulative voting, each shareholder is entitled to give one candidate as many votes as the number of directors to be elected multiplied by the number of his/her shares, or to distribute his/her votes on the same principle among two or more candidates, as he/she sees fit. In the event that directors are elected by cumulative voting and cumulated votes represented by proxies solicited hereby are insufficient to elect all the nominees named herein, the holders of the proxies will vote such proxies cumulatively for the election of as many of such nominees as possible and in such order as the holders of the proxies may determine.

Information Concerning the Board of Directors

      There are two committees of the Board, an Audit Committee and a Compensation Committee. Messrs. Herr, Nicholson and Skinner serve as members of both Committees. Mr. Skinner is Chairman of the Audit Committee, and Mr. Nicholson is Chairman of the Compensation Committee.

      The Audit Committee recommends annually to the Board the engagement of independent public accountants and reviews the scope of and the results of the annual audit. The Committee also reviews and investigates such other matters relative to financial and accounting matters as the Committee deems appropriate.

      The Compensation Committee has the broad responsibility of recommending to the Board a compensation program designed to effectively compensate the officers and key management personnel of the Company in a manner that is internally equitable and externally competitive. The Committee also administers the Company’s employee stock option plans and consults with the Chief Executive Officer concerning management succession planning.

      During the fiscal year ended April 1, 2000, there were four meetings of the Board of Directors, three meetings of the Audit Committee, and two meetings of the Compensation Committee. Each director attended at least 75% of the meetings of the Board and of the committees, if any, on which he served. Non-employee directors receive a fee of $700 per month for services as a director. In addition, under the Company’s Director Stock Option Plan, non-employee directors receive annually an option to purchase 2,000 Common Shares of the Company at an exercise price equal to market value on the date of grant of the option.

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

      Set forth in the table below is information as of June 1, 2000 with respect to the number of Common Shares of the Company beneficially owned by each director and executive officer of the Company and by all directors and executive officers as a group.

      For purposes of this table, an individual is considered to “beneficially own” any Common Shares (i) over which he exercises sole or shared voting or investment power, or (ii) of which he has the right to acquire beneficial ownership at any time within 60 days after June 1, 2000. Unless otherwise indicated, voting power and investment power is exercised solely by the named individual or individuals in the group or is shared by such individual and his spouse or children.

	Number of Shares		Total as a
Individual or	Beneficially Owned		Percentage of the
Group	as of June 1, 2000		Class (a)

John R. Folkerth (b)	562,214	(c)(d)	21.4%

Robert L. Folkerth (b)	223,050	(c)(d)	8.4%

J. Michael Herr	3,200	(e)	(f )

Edward A. Nicholson	2,100	(e)	(f )

Lawrence R. Jones(b)	26,625		1.0%

Mark A. May(b)	29,561	(c)(d)	1.1%

Brady L. Skinner	7,000	(e)	(f )

Directors and Executive Officers as a Group (7 persons)	853,750	(c)(g)	31.5%

      (a) The percentages are calculated on the basis of the number of Common Shares outstanding as of June 1, 2000 plus the number of Common Shares subject to outstanding options exercisable within 60 days thereafter that are held by the individual or group, as the case may be.

      (b) The business address of John R. Folkerth, Robert L. Folkerth, Lawrence R. Jones and Mark A. May is 6530 Poe Avenue, Dayton, Ohio 45414.

      (c) The table includes 18,295, 3,453, 5,561 and 27,309 shares held in the Company’s Savings Plan for the benefit of John R. Folkerth, Robert L. Folkerth, Mark A. May and all directors and executive officers as a group, respectively. The Savings Plan’s participants have the right to vote shares held for their accounts, but disposition of the shares is restricted and may be made only in accordance with the terms of the Plan. Information with respect to shares held in the Savings Plan is as of May 31, 2000.

      (d) Includes 20,000, 60,000 and 22,000 shares that may be acquired at any time within 60 days after June 1, 2000 by John R. Folkerth, Robert L. Folkerth and Mark A. May, respectively, upon the exercise of options granted under the Company’s Stock Option Plans.

      (e) Includes 2,000 shares that may be acquired at any time within 60 days after June 1, 2000, upon the exercise of options granted under the Company’s Director Stock Option Plan.

      (f) Less than 1.0%.

      (g) Includes 108,000 shares that may be acquired at any time within 60 days after June 1, 2000 by all directors and executive officers as a group.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

      Federal securities laws require the Company’s directors and officers and persons who own more than 10% of the outstanding Common Shares of the Company to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of all such reports. Based solely upon the Company’s review of the copies of these reports received by it and written representations that no other reports were required to be filed, the Company believes that, during the fiscal year ended April 1, 2000, all filing requirements applicable to its directors, officers and greater than 10% shareholders were met, except (i) Robert L. Folkerth did not timely file a Form 4 (Statement of Changes in Beneficial Ownership) for the purchase by him of Common Shares of the Company in December 1999 and (ii) Lawrence R. Jones did not timely file a Form 3 (Initial Statement of Beneficial Ownership of Securities) following his election as an officer in July 1999.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth certain summary information, for the fiscal years indicated, concerning the compensation of John R. Folkerth, Chairman, President and Chief Executive Officer, and Robert L. Folkerth, Vice President of Sales and Marketing.

SUMMARY COMPENSATION TABLE

				Long Term
				Compensation
		Annual Compensation		Awards

				Securities	All Other
	Fiscal			Underlying	Compensation
Name and Principal Position	Year	Salary($)	Bonus($)	Options (#)	($)(1)(2)

John R. Folkerth, Chairman,	2000	$150,000	-0-	40,000	-0-

President and Chief Executive	1999	150,000	-0-	-0-	$7,872

Officer	1998	150,000	$125,000	28,000	8,834

Robert L. Folkerth, Vice	2000	$107,640	-0-	30,000	$1,684

President of Sales and	1999	106,114	-0-	-0-	1,107

Marketing	1998	96,332	$22,373	22,000	1,353

      (1) Includes, for 1999 and 1998, respectively, $2,372 and $3,334 representing the Company’s 401(k) plan contributions made on behalf of Mr. John R. Folkerth, and $5,500 for each of 2000, 1999 and 1998 representing the whole life insurance premiums paid by the Company for insurance benefitting Mr. Folkerth.

      (2) Includes $1,107 and $1,353 representing the Company’s 401(k) plan contributions made on behalf of Mr. Robert L. Folkerth in 1999 and 1998, respectively, and, for 2000, $1,684 representing whole life insurance premiums paid by the Company for insurance benefitting Mr. Folkerth.

Stock Options

      The following tables set forth information concerning options granted to, and unexercised options held by, certain executive officers of the Company. No options were exercised by any of them during the fiscal year ended April 1, 2000.

OPTIONS GRANTED IN
FISCAL YEAR ENDED APRIL 1, 2000

					Potential Realizable
	Individual Grants				Value at Assumed
					Rates of Stock
					Appreciation for
					Option Term

		% of Total
	Number of	Options Granted
	Securities	to Employees in
	Underlying	Fiscal Year	Exercise
	Options	Ended	Price Per	Expiration
Name	Granted	April 1, 2000	Share	Date	5%	10%

John R. Folkerth	40,000 (1)	21.6%	$.80	2/15/05	$8,840	$19,520

Robert L. Folkerth	30,000 (1)	16.2%	.80	2/15/05	6,630	14,640

(1)	Exercisable as follows, subject to the Company meeting certain earnings targets; 1/3 exercisable on or after March 31, 2001, 2/3 exercisable on or after March 30, 2002, and 100% exercisable on or after April 5, 2003.

FISCAL YEAR-END OPTION TABLE

	Number of Securities Underlying		Value of Unexercised In-the-
	Unexercised Options at April 1, 2000		Money Options at April 1, 2000

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

John R. Folkerth	20,000	40,000	-0-	$800

Robert L. Folkerth	60,000	30,000	-0-	-0-

REPORT OF COMPENSATION COMMITTEE
CONCERNING EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors is comprised of Edward A. Nicholson, Chairman, J. Michael Herr and Brady L. Skinner. The duties of the Compensation Committee include fixing (or making recommendations to the full Board with respect to) the salaries of executive officers, administering the Company’s option plans, and making recommendations to the full Board with respect to annual incentive compensation programs.

      The approach of the Compensation Committee to executive compensation during the last several years has been generally to keep base salary levels relatively steady with selective adjustments, and to provide performance-related incentives through cash incentive compensation plans and stock options. The cash incentive compensation plans have been designed so that incentive awards are tied directly to pre-tax earnings. Stock options are also performance-related in that the value of the options is tied to increases in shareholder value which is in turn reflective of performance. Furthermore, as more fully discussed below, most of the stock options granted during the last several years have conditioned exercisability upon achievement of certain earnings thresholds.

      Salaries of executive officers are reviewed annually. Effective as of April 1995, Mr. John R. Folkerth’s salary was fixed at $150,000. At its 1996, 1997, 1998, and 1999 reviews of executive officers salaries, the Compensation Committee continued Mr. Folkerth’s salary at the $150,000 level. The salaries of the other executive officers were increased 5% at the 1997 review, 3.5% at the 1998 review, and 3.5% at the 1999 review. The salary of Robert L. Folkerth was further adjusted in November 1997 in recognition of additional responsibilities assumed by Mr. Folkerth.

      Although there has been no specific relationship between the salaries of executive officers and the Company’s performance, the Compensation Committee and the Board of Directors do consider that performance in setting executive salaries. With specific reference to Mr. John R. Folkerth’s salary, the primary factor in fixing his salary has been his historical salary level.

      For each of the fiscal years ended April 4, 1998, April 3, 1999, and April 1, 2000, the Board adopted incentive compensation plans under which cash bonuses could be earned by executive officers and other key employees. The threshold for payment of bonuses was pre-tax earnings of $500,000 for fiscal 1998 and $600,000 for fiscal 1999 and 2000. Under the terms of the plans, bonuses increase as earnings increase although the relationship is not directly proportional. Because the earnings thresholds were not met for fiscal 1999 and 2000, no bonuses were paid under the plan for those years.

      The Compensation Committee has exercised discretionary authority over bonuses payable to Mr. John R. Folkerth for each of the last several fiscal years. After the end of fiscal 1997, the Committee awarded to Mr. Folkerth a bonus of $150,000 for that year. The percentage increase in Mr. Folkerth’s total cash compensation from fiscal 1996 to fiscal 1997 approximated the year-to-year percentage increase in the Company’s earnings before taxes and extraordinary items. After the end of fiscal 1998, the Committee awarded to Mr. Folkerth a bonus of $125,000 for that year. The percentage decrease in Mr. Folkerth’s total cash compensation from fiscal 1997 to fiscal 1998 approximated the year-to-year percentage decrease in the Company’s pre-tax earnings. The committee elected not to make any discretionary bonus award to Mr. Folkerth for either fiscal 1999 or 2000.

      The Compensation Committee has made use of stock options as an element of executive compensation. The purchase price under stock options granted by the Committee has been not less than the fair market value of a Common Share of the Company on the date of grant.

      In July 1997 and February 2000, the Compensation Committee awarded options covering a total of 135,000 and 140,000 shares, respectively, to seven management employees, including awards of 28,000 and 40,000 shares to Mr. John R. Folkerth. The options are exercisable in three annual installments, with exercisability of each installment being dependent upon the Company meeting certain pre-tax earnings performance thresholds in the fiscal year preceding the date upon which the installment first becomes exercisable. The Company did not meet the performance standards applicable to the 1997 grants, and those options have been terminated.

      Other option grants, covering a total of 45,000 shares, were made during fiscal 2000 to two individuals in connection with their election to executive officer positions.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

      The Company’s Secretary, J. Michael Herr, is a member of the Compensation Committee of the Board of Directors.

COMPANY STOCK PERFORMANCE GRAPH

      The graph that follows compares the Company’s cumulative total return to shareholders for the five-year period ended April 1, 2000 with the Total Return Index for The Nasdaq Stock Market (US Companies) and the Total Return Index for Nasdaq Retail Trade Stocks for such five-year period. The graph assumes that $100 was invested on April 1, 1995 in the Company’s Common Shares and in each of the two indexes and that dividends were reinvested.

SHOPSMITH INC.
[GRAPH]
Company Stock Performance Graph Data

	4/1/95	3/30/96	4/5/97	4/4/98	4/3/99	4/1/00

Shopsmith Inc.	100.0	150.0	211.1	238.8	77.8	55.6

NASDAQ US	100.0	135.8	152.7	231.1	313.2	574.7

NASDAQ Retail	100.0	125.2	126.7	188.9	190.2	150.6

APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      At the recommendation of the Audit Committee of the Board of Directors, the full Board has appointed Crowe, Chizek and Company, LLP as independent public accountants for the Company for the fiscal year ending March 31, 2001. The persons acting under the accompanying proxy will vote the shares represented thereby in favor of the approval of such appointment.

      Representatives of Crowe, Chizek have been invited to the Annual Meeting of Shareholders to respond to appropriate questions and to make a statement if such representatives so desire.

OTHER MATTERS

      The Board of Directors does not know of any other matters or business that may be brought before the meeting. If any such other matter or business should properly come before the meeting and any adjournment thereof, it is intended that the persons acting under the accompanying proxy will vote the shares represented thereby at their discretion.

      The cost of preparing, assembling and mailing this Proxy Statement and the accompanying Proxy is to be borne by the Company. The Company may, upon request, reimburse banks, brokerage houses and other institutions for their expenses in forwarding proxy materials to their principals. Proxies may be solicited personally or by telephone by directors, officers and employees of the Company, none of whom will receive additional compensation therefor.

SHAREHOLDERS’ PROPOSALS

      A proposal by a shareholder that is intended for inclusion in the Company’s Proxy Statement and form of Proxy for the 2001 Annual Meeting of Shareholders must be received by the Company at 6530 Poe Avenue, Dayton, Ohio 45414, Attention: Secretary, on or before February 23, 2001 in order to be eligible for inclusion. If any shareholder who intends to propose any other matter (not included in the Proxy Statement) to be acted on at the 2001 Annual Meeting of Shareholders does not inform the Company of such matter by May 9, 2001, the persons named as proxies for the 2001 Annual Meeting of Shareholders will be permitted to exercise discretionary authority to vote on such matter even if the matter is not discussed in the Proxy Statement for that meeting.

Dayton, Ohio
June 22, 2000

SHOPSMITH, INC.
PROXY FOR ANNUAL MEETING
OF SHAREHOLDERS — JULY 26, 2000
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF THE COMPANY

      The undersigned hereby appoints John R. Folkerth and Edward A. Nicholson, and each or either of them, attorneys and proxies, with power of substitution and with all the powers the undersigned would possess if personally present, to vote all of the Common Shares of Shopsmith, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 9:30 a.m. on Wednesday, July 26, 2000, at the offices of the Company, 6530 Poe Avenue, Dayton, Ohio, and at any adjournment thereof, as follows:

1. Election of directors.

[ ]	FOR all nominees listed below (except as marked to the contrary below)	[ ]	WITHHOLD AUTHORITY to vote for all nominees listed below

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE’S NAME BELOW:

JOHN R. FOLKERTH	J. MICHAEL HERR	EDWARD A. NICHOLSON

2. Approval of the appointment of Crowe, Chizek and Company LLP as independent public accounts for the Company.

[ ]	FOR	[ ]	AGAINST	[ ]	ABSTAIN

3. The proxies are authorized to vote at their discretion upon such other business as may properly come before the meeting.

(Continued and to be signed on the other side)

Shopsmith, Inc.
c/o Corporate Trust Services
Mail Drop 10AT66—4129
38 Fountain Square Plaza
Cincinnati, OH 45263

Fold and Detach Here

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.
PLEASE DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Date:________________________, 2000

_________________________________

_________________________________

Signature(s) of Shareholder(s) Please sign as name(s) appear at left. Executors, administrators, trustees, etc. should indicate the capacity in which they sign.